AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the [    ] day of [       ], 2016, to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Miller Opportunity Trust and the Miller Income Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit P, the Miller Funds is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS

By:___________________________

Name: Christopher E. Kashmerick

Title: President
U.S. BANK NATIONAL ASSOCIATION

By:_____________________________

Name: Michael R. McVoy

Title: Senior Vice President

Exhibit P to the Trust for Advised Portfolios Custody Agreement

Name of Series
Miller Opportunity Trust
Miller Income Fund

Custody Services Fee Schedule at [       ], 2016

Annual Fee Based Upon Market Value Per Fund*
__ basis points on all assets
Minimum annual fee per fund – N/A
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$__– Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$__– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$__ – Option/SWAPS/future contract written, exercised or expired
▪	$__– Mutual fund trade, Fed wire, margin variation Fed wire
▪	$__– Physical security transaction
▪	$__– Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	Sub Advised Funds - $__per custody account per year
▪	$__– Segregated account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus __unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit P

LMM LLC

By: ______________________________

Printed Name and Title: _____________________________    Date: ______________

Exhibit P (continued) to the Trust for Advised Portfolios Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule at [      ], 2016

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Mali	All	____	$____
Australia	All	____	$____	Malta	All	____	$____
Austria	All	____	$____	Mauritius	All	____	$____
Bahrain	All	____	$____	Mexico	All	____	$____
Bangladesh	All	____	$____	Morocco	All	____	$____
Belgium	All	____	$____	Namibia	All	____	$____
Benin	All	____	$____	Netherlands	All	____	$____
Bermuda	All	____	$____	New Zealand	All	____	$____
Botswana	All	____	$____	Niger	All	____	$____
Brazil	All	____	$____	Nigeria	All	____	$____
Bulgaria	All	____	$____	Norway	All	____	$____
Burkina Faso	All	____	$____	Oman	All	____	$____
Canada	All	____	$____	Pakistan	All	____	$____
Cayman Islands*	All	____	$____	Peru	All	____	$____
Channel Islands*	All	____	$____	Philippines	All	____	$____
Chile	All	____	$____	Poland	All	____	$____
China	All	____	$____	Portugal	All	____	$____
Columbia	All	____	$____	Qatar	All	____	$____
Costa Rica	All	____	$____	Romania	All	____	$____
Croatia	All	____	$____	Russia	Equities	____	$____
Cyprus	All	____	$____	Senegal	All	____	$____
Czech Republic	All	____	$____	Singapore	All	____	$____
Denmark	All	____	$____	Slovak Republic	All	____	$____
Ecuador	All	____	$____	Slovenia	All	____	$____
Egypt	All	____	$____	South Africa	All	____	$____
Estonia	All	____	$____	South Korea	All	____	$____
Euromarkets**	All	____	$____	Spain	All	____	$____
Finland	All	____	$____	Sri Lanka	All	____	$____
France	All	____	$____	Swaziland	All	____	$____
Germany	All	____	$____	Sweden	All	____	$____
Ghana	All	____	$____	Switzerland	All	____	$____
Greece	All	____	$____	Taiwan	All	____	$____
Guinea Bissau	All	____	$____	Thailand	All	____	$____
Hong Kong	All	____	$____	Togo	All	____	$____
Hungary	All	____	$____	Tunisia	All	____	$____
Iceland	All	____	$____	Turkey	All	____	$____
India	All	____	$____	UAE	All	____	$____
Indonesia	All	____	$____	United Kingdom	All	____	$____
Ireland	All	____	$____	Ukraine	All	____	$____
Israel	All	____	$____	Uruguay	All	____	$____
Italy	All	____	$____	Venezuela	All	____	$____
Ivory Coast	All	____	$____	Zambia	All	____	$____
Japan	All	____	$____	Zimbabwe	All	____	$____
Jordan	All	____	$____
Kazakhstan	All	____	$____
Kenya	All	____	$____
Latvia	Equities	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____
Malaysia	All	____	$____
*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**	Tiered by market value: <$_: - bp, >$_ and <$_: - bps; >$_: - bps.
**	Euromarkets – Non-Eurobonds; Surcharges vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Exhibit P (continued) to the Trust for Advised Portfolios Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule at [       ], 2016

Base Fee - A monthly base fee per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $__
▪	26-50 foreign securities: $__
▪	Over 50 foreign securities: $__
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Miscellaneous Expenses
▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.